Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements as adjusted to give effect to the August 14, 2018 disposition of the U.S. based assets of our wholly owned subsidiary, M&I Electric Industries, Inc. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the 12 months ended December 31, 2017 give effect to the asset disposition as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 gives effect to the asset disposition as if it had occurred on June 30, 2018.

The unaudited pro forma financial information are for informational purposes only and are not necessarily indicative of what our financial performance and financial position would have been had the transaction been completed on the dates assumed nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period.

American Electric Technologies, Inc. and Subsidiaries

Unaudited Condensed Consolidated Pro-Forma Balance Sheet

(in thousands, except share and per share data)

	Consolidated as of June 30, 2018	Adjustment to Reflect the Divestiture of M&I Electric Industries Inc. U.S. Operations	Proforma
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$477	$4,272	$4,749
Restricted short-term investments	—	—	—
Accounts receivable-trade, net	516	—	516
Inventories, net	201	—	201
Cost and estimated earnings in excess of billings on uncompleted contracts	1,419	—	1,419
Prepaid expenses and other current assets	280	—	280
Current portion of assets held for sale	11,871	(11,871)	—

Total current assets	14,764	(7,599)	7,165
Property, plant and equipment, net	578	—	578
Advances to and investments in foreign joint ventures	9,869	—	9,869
Deferred tax benefit	40	—	40
Other assets	246	—	246
Assets held for sale, less current portion	6,506	(6,506)	—

Total assets	$32,003	$(14,105)	$17,898

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Current portion of long-term note payable	$360	$(360)	$—
Short-term note payable	5,629	(5,429)	200
Accounts payable and other accrued expenses	2,023	—	2,023
Accrued payroll and benefits	613	—	613
Current portion of liabilities held for sale	13,710	(13,710)	—

Total current liabilities	22,335	(19,499)	2,836
Long-term note payable, net	—	—	—
Deferred compensation	188	—	188
Liabilities held for sale, less current portion	—	—	—

Total liabilities	22,523	(19,499)	3,024

Convertible preferred stock:
Redeemable convertible preferred stock, Series A, net of discount of $532 at June 30, 2018 and $562 at December 31, 2017; $0.001 par value, 1,000,000 shares authorized, issued and outstanding at June 30, 2018 and December 31, 2017	4,468	—	4,468

Stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 9,078,837 and 8,850,532 shares issued and 8,884,862 and 8,669,650 shares outstanding at June 30, 2018 and December 31, 2017	9	—	9

Treasury stock, at cost 193,975 and 180,882 shares at June 30, 2018 and December 31, 2017	(934)	—	(934)
Additional paid-in capital	14,331	—	14,331
Accumulated other comprehensive income	(90)	—	(90)
Accumulated Deficit; including accumulated statutory reserves in equity method investments of $2,809 at June 30, 2018 and December 31, 2017	(8,304)	5,394	(2,910)

Total stockholders’ equity	5,012	5,394	10,406

Total liabilities, convertible preferred stock and stockholders’ equity	$32,003	$(14,105)	$17,898

American Electric Technologies, Inc. and Subsidiaries

Unaudited Condensed Consolidated Pro-Forma Statement of Operations

(in thousands, except share and per share data)

	Consolidated For the Six Months Ended June 30, 2018	Adjustment to Reflect the Divestiture of M&I Electric Industries Inc. U.S. Operations	Proforma
Net sales	$3,951	$—	$3,951
Cost of sales	3,114	—	3,114

Gross margin	837	—	837

Operating expenses:
Research and development	—	—	—
Selling and marketing	190	—	190
General and administrative	936	—	936

Total operating expenses	1,126	—	1,126

Loss from continuing operations	(289)	—	(289)
Net equity income from foreign joint ventures’ operations:
Equity income from foreign joint ventures’ operations	455	—	455
Foreign joint ventures’ operations related expenses	(110)	—	(110)

Net equity income from foreign joint ventures’ operations	345	—	345

Income (loss) from continuing operations and net equity income from foreign joint ventures’ operations	56	—	56

Interest expense and other, net	68	—	68

Income (loss) from continuing operations before income taxes	124	—	124
Provision for (benefit from) income taxes on continuing operations	189	—	189

Net income (loss) from continuing operations	(65)	—	(65)
Loss from discontinued operations	(4,838)	4,838	—
Provision for (benefit from) income taxes on discontinued operations	—	—	—

Net Loss from discontinued opeations	(4,838)	4,838	—
Net gain (loss) before dividends on redeemable convertible preferred stock	(4,903)	4,838	(65)
Dividends on redeemable convertible preferred stock	(179)	—	(179)

Net income (loss) attributable to common stockholders	$(5,082)	$4,838	$(244)

American Electric Technologies, Inc. and Subsidiaries

Unaudited Condensed Consolidated Pro-Forma Statement of Operations

(in thousands, except share and per share data)

	Consolidated For the Year Ended December 31, 2017	Adjustment to Reflect the Divestiture of M&I Electric Industries Inc. U.S. Operations	Proforma
Net sales	$47,130	$(41,414)	$5,716
Cost of sales	44,702	(40,136)	4,566

Gross margin	2,428	(1,278)	1,150

Operating expenses:
Research and development	280	(280)	—
Selling and marketing	2,465	(1,975)	490
General and administrative	4,194	(2,183)	2,011

Total operating expenses	6,939	(4,438)	2,501

Loss from continuing operations	(4,511)	3,160	(1,351)
Net equity income from foreign joint ventures’ operations:
Equity income from foreign joint ventures’ operations	656	—	656
Foreign joint ventures’ operations related expenses	(250)	—	(250)

Net equity income from foreign joint ventures’ operations	406	—	406

Income (loss) from continuing operations and net equity income from foreign joint ventures’ operations	(4,105)	3,160	(945)

Other income (expense):
Interest expense and other, net	(1,078)	1,054	(24)

Income (loss) from continuing operations before income taxes	(5,183)	4,214	(969)
Provision for (benefit from) income taxes on continuing operations	(2,955)	—	(2,955)

Net income (loss) before dividends on redeemable convertible preferred stock	(2,228)	4,214	1,986
Dividends on redeemable convertible preferred stock	(356)		(356)

Net income (loss) attributable to common stockholders	$(2,584)	$4,214	$1,630